Press Release	For Further Information: Sean T. Smith Senior Vice President Chief Financial Officer (203)775-9000 ssmith@photronics.com

PHOTRONICS REPORTS RECORD REVENUES
IN SECOND QUARTER OF FISCAL 2011

     Second Quarter Highlights:
  Record sales of $133.1 million; exceeds guidance of $117 - $121 million
  High-end IC photomask sales increase 50% sequentially
  Recapitalized the balance sheet – improved financial flexibility
  Record non-GAAP net income of $14.8 million
  Non-GAAP EPS $0.24; exceeds guidance of $0.15 - $0.18 per share
  Operating margin improves 260 bps sequentially to 15.9%
  EBITDA climbs to record $44.6 million
     BROOKFIELD, Connecticut May 16, 2011 -- Photronics, Inc. (NASDAQ:PLAB), a worldwide leader in supplying innovative imaging technology solutions for the global electronics industry, today reported results for the second quarter ended May 1, 2011.

     Constantine (“Deno”) Macricostas, Photronics’ chairman and chief executive officer, commented: “We exceeded our guidance range and reported record revenue of $133.1 million, while also achieving quarterly sales records for both IC and FPD photomasks. Demonstrating the success of our high-end strategy, advanced IC sales grew 50% sequentially to $28.3 million. While revenues grew in each geographic area, the growth was most pronounced in the U.S. and Europe, with US revenues at their highest level since the third quarter of fiscal 2002.”

     “We also performed exceptionally well on the bottom-line, achieving quarterly records for both non-GAAP net income and EBITDA,” said Macricostas. “We increased operating margin by 260 basis points sequentially to 15.9% and recorded non-GAAP EPS of $0.24 per diluted share, well in excess of our guided range. During the quarter we recapitalized our balance sheet, which increased our financial flexibility, better enabling us to execute on additional strategic initiatives. Looking forward, we are encouraged by our prospects for continued growth in 2011 and plan to make continued investments to gain further high-end market share.”

     Sales for the second quarter were $133.1 million, as compared to the guided range of $117 million to $121 million. This is a 27% increase from $105.1 million in revenue reported for the second quarter of fiscal year 2010. Sales of semiconductor photomasks were $101.0 million, or 76% of revenues, during the second quarter of fiscal 2011, and sales of flat panel display (FPD) photomasks were $32.1 million, or 24% of revenues. GAAP net loss attributable to Photronics, Inc. for the second quarter of fiscal year 2011 was $16.4 million, or $0.30 per share, which includes extinguishment debt losses of $30.3 million, compared to net income attributable to Photronics, Inc. of $7.9 million, or $0.14 per diluted share, for the second quarter of fiscal 2010.

     Non-GAAP net income attributable to Photronics, Inc. for the second quarter of 2011, excluding the extinguishment debt losses of $30.3 million, was $14.8 million, or $0.24 earnings per diluted share, as compared to the previously guided range of $0.15 to $0.18. This is an increase of 215% from non-GAAP net income attributable to Photronics, Inc. of $4.7 million, or $0.09 earnings per diluted share, for the second quarter of 2010. Second-quarter 2010 non-GAAP net income excludes a $5.0 million gain related to consolidation and restructuring credits. The section below entitled “Non-GAAP Financial Measures” provides a definition and information about the use of non-GAAP financial measures in this press release, and the attached financial supplement reconciles non-GAAP financial information with Photronics, Inc.’s financial results under GAAP.

     Sales for the first six months of 2011 rose 25% to $253.9 million from $203.3 million for the first six months of fiscal 2010. Sales of semiconductor photomasks were $189.8 million, or 75% of revenues for the first six months of 2011, and sales of FPD photomasks were $64.1 million, or 25% of revenues. GAAP net loss attributable to Photronics, Inc. for the first six months of fiscal 2011 was $4.3 million, or $0.08 per share, compared with the prior year's first six months net income of $8.1 million, or $0.15 per diluted share. Non-GAAP net income attributable to Photronics, Inc. for the first six months of fiscal 2011, which excludes the $30.3 million extinguishment of debt losses, was $27.0 million, or $0.44 per diluted share, compared with non-GAAP net income attributable to Photronics, Inc. for the first six months of fiscal 2010 of $5.3 million, or $0.10 per diluted share. Non-GAAP net income for the first six months of 2010 excludes a $4.8 million gain related to consolidation and restructuring credits.

Non-GAAP Financial Measures

     Non-GAAP net income (loss) attributable to Photronics, Inc. and non-GAAP earnings (loss) per share are “non-GAAP financial measures,” as such term is defined by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies. Photronics, Inc. believes that non-GAAP net income (loss) attributable to Photronics, Inc. and non-GAAP earnings (loss) per share that exclude certain non-cash or non-recurring income or expense items are useful for analysts and investors to evaluate Photronics, Inc.’s future on-going performance because they enable a more meaningful comparison of Photronics, Inc.’s projected earnings and performance with its historical results of prior periods. These non-GAAP metrics, in particular non-GAAP net income (loss) attributable to Photronics, Inc. and non-GAAP earnings (loss) per share are not intended to represent funds available for Photronics, Inc.’s discretionary use and are not intended to represent, or be used as a substitute for, operating income (loss), net income (loss) or cash flows from operations data as measured under GAAP. The items excluded from these non-GAAP metrics, but included in the calculation of their closest GAAP equivalent, are significant components of the consolidated statements of operations and must be considered in performing a comprehensive assessment of overall financial performance. Non-GAAP financial information is adjusted for the following items:

  Loss on extinguishment of debt is excluded because it is not a part of ongoing operations and was not anticipated when establishing forecast guidance for the second quarter of fiscal 2011.
  Consolidation and restructuring credits in fiscal 2010 are excluded because they are not a part of ongoing operations.
  Impact of financing expenses related to warrants is excluded because it does not affect cash earnings.
  Deferred financing fees written-off are excluded because they are not a part of ongoing operations.
     The presentation of this financial information should not be considered in isolation or as a substitute for the financial information prepared and presented in accordance with accounting principles generally accepted in the United States. The attached financial supplement reconciles non-GAAP financial information with Photronics, Inc.'s financial results under GAAP.

     A conference call with investors and the media to discuss these results is scheduled for 8:30 a.m. Eastern time on Tuesday, May 17, 2011. The live dial-in number is (408) 774-4601. The call can also be accessed by logging onto Photronics’ web site at www.photronics.com.

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Photronics is a leading worldwide manufacturer of photomasks. Photomasks are high precision quartz plates that contain microscopic images of electronic circuits. A key element in the manufacture of semiconductors and flat panel displays, photomasks are used to transfer circuit patterns onto semiconductor wafers and flat panel substrates during the fabrication of integrated circuits, a variety of flat panel displays and, to a lesser extent, other types of electrical and optical components. They are produced in accordance with product designs provided by customers at strategically located manufacturing facilities in Asia, Europe, and North America. Additional information on the Company can be accessed at www.photronics.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements made by or on behalf of Photronics, Inc. and its subsidiaries (the Company). The forward-looking statements contained in this press release and other parts of Photronics’ web site involve risks and uncertainties that may affect the Company’s operations, markets, products, services, prices, and other factors. These risks and uncertainties include, but are not limited to, economic, competitive, legal, governmental, and technological factors. Accordingly, there is no assurance that the Company’s expectations will be realized. For a fuller discussion of the factors that may affect the Company's operations, see "Forward Looking Statements" in the Company's Quarterly and Annual Reports to the Securities and Exchange Commission on Forms 10-Q and 10-K. The Company assumes no obligation to provide revisions to any forward-looking statements.

11-2011

PLAB – E